VARIATION AGREEMENT

Dated 2002

PARTIES

ALPHARMA INC.

ORAL PHARMACEUTICALS ACQUISITION CORP.

MAYNE NICKLESS LIMITED

ACN 004 073 410

MAYNE HEALTH LOGISTICS PTY LIMITED

ACN 097 064 894

TABLE OF CONTENTS

1. Definitions *

2. Variation of Put and Call Agreement in relation to BidCo Sub *

3. Variation of Put and Call Agreement in relation to SARS *

4. Variation of Put and Call Agreement in relation to SARS *

THIS VARIATION AGREEMENT is made the 6th day of December, 2001

BETWEEN Alpharma Inc. of One Executive Drive, Fort Lee, New Jersey, United States of America, 07024 ("Alpharma")

AND Oral Pharmaceuticals Acquisition Corp. of One Executive Drive, Fort Lee, New Jersey, United States of America, 07024 ("PartnerCo")

AND Mayne Nickless Limited ACN 004 073 410 of Level 21, 390 St Kilda Road, Melbourne, Victoria, Australia ("Mayne")

AND Mayne Health Logistics Pty Limited ACN 097 064 894 of Level 21, 390 St Kilda Road, Melbourne, Victoria, Australia ("BidCo")

INTRODUCTION

The parties to this Variation Agreement agree to vary the Put and Call Agreement in accordance with the terms of this Variation Agreement.

IT IS AGREED

  Definitions

    In this Variation Agreement (unless the context requires otherwise):

      "Put and Call Agreement" means the put and call option agreement entered into on 12 July 2001 by Alpharma, PartnerCo, Mayne and BidCo under which PartnerCo grants to Mayne a put option over shares in BidCo and BidCo grants to PartnerCo a call option to purchase shares in Faulding Holdings, Inc. and its subsidiaries and certain other oral pharmaceutical assets owned by FH Faulding & Co Limited and its subsidiaries on the terms and conditions therein appearing (as amended).

      "Variation Agreement" means this document.

  Variation of Put and Call Agreement in relation to BidCo Sub

    On and from the date of this Variation Agreement the Put and Call Agreement is amended as follows:

      in clause 1.1, after the words ""BidCo Shares" means all of the shares in the capital of BidCo on issue at the time of the exercise of the Put Option" insert the words "BidCo Sub" means Purepac Australia (No.2) Pty Limited ACN 098 872 309, a wholly owned subsidiary of BidCo.";

      in clause 3.4(1)(c) replace the word "BidCo" with the words "BidCo Sub" where it first appears;

      in clause 3.10 at the end of the clause insert the words "Forthwith after November 30, 2001, Mayne shall make an election to treat BidCo Sub as a disregarded entity for United State Federal Income Tax purposes, and Mayne otherwise shall cause BidCo Sub to be so treated at all times through and including the exercise of, as the case may be, the Put Option or the Call Option."

      in clause 8.1(a) insert the words ", BidCo Sub" before the words "and other assets constituting the Oral Pharmaceutical Business";.

      in clause 8.1(c) insert the words "and BidCo Sub" after the words "shares of US HoldingCo";

      in clause 8.2(1):

        insert the words ", BidCo Sub" before the words "and BidCo against"; and

        insert the words "or BidCo Sub" before the words ", the facts or circumstances"; and

      in clause 8.4(1)(b) insert the words "or BidCo Sub" after the words "imposed on BidCo".

  Variation of Put and Call Agreement in relation to SARS

    On and from the date of this Variation Agreement the Put and Call Agreement is amended by deleting clause 6.3(8).

  Variation of Put and Call Agreement in relation to Transfer of US Injectables Companies

    On and from the date of this Variation Agreement the Put and Call Agreement is amended as follows:

      by replacing "US$659 million" in clause 3.2 with "US$664,187,165";

      by replacing the first paragraph of clause 6.2(1) with the following:

      "On the exercise of the Put Option by Mayne and concurrently with the closing of the sale of the BidCo Shares pursuant to the exercise of the Put Option, US$659 million of the purchase price payable by BidCo pursuant to clause 3.2, such purchase price adjusted pursuant to clause 3.4(1)(b) and (c), shall be provided to BidCo in immediately available funds as follows:"

SIGNED as an agreement.

EXECUTED by ALPHARMA INC. by its attorney:	) )

Name: ROBERT SULTAN Title:

EXECUTED by oral pharmaceuticalS acquisition corp. by its attorney:	) ) )

Name: ROBERT SULTAN Title:

EXECUTED by MAYNE NICKLESS LIMITED ACN 004 073 410 by or in the presence of:	) ) )

Signature of Director		Signature of Secretary/other Director
PETER JOHN SMEDLEY		JOHN WILLIAM PRIESTLEY
Name of Director in full		Name of Secretary/other Director in full

EXECUTED by MAYNE HEALTH LOGISTICS PTY LIMITED ACN 097 064 894 by or in the presence of:	) ) )

Signature of Director		Signature of Secretary/other Director
PETER LINDSAY JENKINS		JOHN WILLIAM PRIESTLEY
Name of Director in full		Name of Secretary/other Director in full